UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains forward-looking statements relating to Headwaters’ operations that are based on management’s current expectations, estimates and projections about the industries in which Headwaters operates. Words such as “may,” “should,” “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets,” “goals,” “outlook” and similar expressions are intended to help identify such forward-looking statements. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sales to oil refineries of residue hydrocracking catalysts, the development, commercialization, and financing of new products and other strategic business opportunities and acquisitions, and other information about Headwaters which are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Headwaters undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing feedstock and energy prices; actions of competitors or regulators; technological developments; potential disruption of the Company’s production facilities, transportation networks and information technology systems due to war, terrorism, malicious attack, civil accidents, political events, civil unrest or severe weather; potential environmental liability or product liability under existing or future laws and litigation; potential liability resulting from other pending or future litigation; changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. In addition, such results could be affected by general domestic and international economic and political conditions and other unpredictable or unknown factors not discussed in this report which could have material adverse effects on forward-looking statements.

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 19, 2016, Headwaters Incorporated (the “Company”) entered into an Incremental Amendment to its Term Loan Credit Agreement initially dated as of March 24, 2015 (the “Term Loan Credit Agreement”) among the Company, as borrower, the guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and each lender from time to time party thereto (the “Amendment”).  Pursuant to the Amendment (attached as Exhibit 4.2.2), the Company obtained an incremental senior secured term loan in an aggregate principal amount of $350.0 million (the “Incremental Term Loan”).  The Incremental Term Loan will mature on the same March 24, 2022 maturity date as is applicable to the existing term loans that are outstanding under the Term Loan Credit Agreement, and all other terms applicable to the Incremental Term Loan are substantially identical to the existing and outstanding term loans thereunder.  However, in connection with the Amendment, the Company agreed to extend the period of time in which it would be required to pay a prepayment premium of 1.0% if new secured term loans are incurred for certain repricing transactions within six months of August 19, 2016.  In addition, the principal of all term loans outstanding under the Term Loan Credit Agreement will continue to be subject to scheduled quarterly repayments in an aggregate annual amount equal to 1.0% of the original principal amount (subject to reduction for prepayments permitted under the Term Loan Credit Agreement, and subject to adjustments to reflect the amortization of the term loans that were outstanding immediately prior to the incurrence of the Incremental Term Loan).

The net proceeds from the borrowing of the Incremental Term Loan are expected to be approximately $341.6 million, after giving effect to original issue discount of approximately $0.9 million and estimated transaction costs of approximately $7.5 million.  A portion of the net proceeds were applied to pay the purchase price under the Purchase Agreement as described in Item 2.01 below and the balance of the net proceeds will be used to pay substantially all of the costs related to redeeming the Senior Notes as described in Item 1.02 below.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On August 19, 2016, the Company mailed to each holder a notice of redemption pursuant to the indenture, dated as of December 10, 2013, among the Company, the guarantors party thereto and Wilmington Trust National Association, as trustee, governing Headwaters’ 7¼% Senior Notes due 2019 (the “Senior Notes”), that it intends to redeem all of the remaining $99.0 million principal amount of outstanding Senior Notes on September 18, 2016.  The redemption price will be equal to 103.625% of the principal amount of the Senior Notes, plus accrued and unpaid interest thereon to the redemption date.  A copy of the press release announcing the redemption notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On or before September 18, 2016, the Company shall irrevocably deposit with the trustee under the indenture with respect to the Senior Notes, an amount sufficient to pay and discharge all obligations under the Senior Notes and the indenture.  As a result, the indenture and all related guarantees and security interests shall be discharged on the redemption date.  This discharge will result in an estimated loss on extinguishment of debt of approximately $4.6 million, comprised of the early repayment premium of approximately $3.6 million and accelerated amortization of unamortized debt issue costs of approximately $1.0 million. The loss on debt extinguishment will be reflected as interest expense in our statement of income for the quarter ending September 30, 2016.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On August 1, 2016, the Company entered into an asset purchase agreement (the “Purchase Agreement”) with Headwaters Windows, LLC, a Utah limited liability and wholly-owned subsidiary of the Company (“Headwaters Windows”), Krestmark Industries, L.P., a Texas limited partnership, Crest Vinyl Extrusions, LLC, a Texas limited liability company and Legacy Vinyl Windows, LP, a Texas limited partnership (each a “Seller” and collectively “Krestmark” or the “Sellers”) and William E. Robinson (“Owner”).

On August 19, 2016, pursuant to the terms of the Purchase Agreement, Headwaters Windows acquired substantially all of the Sellers’ assets for a purchase price of $240.0 million, subject to certain adjustments.  The Purchase Agreement was filed as Exhibit 2.1 in Headwaters’ Form 8-K filed on August 2, 2016. Headwaters will file at a future date in an amendment to this Current Report on Form 8-K certain historical financial statements of Krestmark, along with certain pro forma financial information.  A copy of the press release announcing the closing of the Company’s acquisition of substantially all of Krestmark’s assets is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)                              Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)                              Exhibits.

2.1                                                                               Asset Purchase Agreement between Krestmark Industries, L.P., et. al. and the Company dated as of August 1, 2016 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 2, 2016 and incorporated herein by reference)

4.2.2                                                                     Incremental Amendment to Term Loan Credit Agreement dated as of August 19, 2016 among the Company, the guarantors party thereto, and Deutsche Bank as administrative agent

99.1                                                                        Press release announcing the Company’s closing of the Krestmark acquisition and associated financing and the planned redemption of its 7¼% Senior Notes due 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2016

HEADWATERS INCORPORATED
(Registrant)

	By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)